Exhibit 99.1

Synacor Reports Continued Bottomline Improvement
in Second Quarter of 2019

•

•	Q2 2019 GAAP net loss of $2.5 million, adjusted net loss of $2.2 million; improved from adjusted net loss of $2.3 million in Q2 2018

•	Adjusted EBITDA of $1.62 million, just above the high end of guidance, and up 33% from the year-ago quarter

•	Revenue of $31.8 million, in line with guidance

•	103 new customers and 220 contract expansions for Zimbra email and collaboration platform

BUFFALO, N.Y., August 7, 2019 - Synacor, Inc. (Nasdaq: SYNC), the trusted technology, multiplatform services and revenue partner for video, internet and communications providers, device manufacturers, governments and enterprises, today announced its financial results for the second quarter ended June 30, 2019.
“Our second-quarter results reflect our emphasis on profitability as we focus on building our high-margin, recurring-revenue software business,” said Himesh Bhise, Synacor’s chief executive officer. “Our revenue was in line with our expectations, while our adjusted EBITDA was slightly above our guidance range and up significantly from a year ago.”
“This improved financial performance is enabling us to invest in our high-margin, recurring-revenue-driven enterprise software business,” added Bhise. “We are accelerating our transformation to becoming a collaboration and identity SaaS business. The pipeline for our software business is very strong, as we transition our Zimbra email and collaboration platform to a recurring revenue model and expand Cloud ID Identity and access management solutions into broader enterprise applications. While this transition is having a short-term effect on revenue growth, on a trailing twelve month basis we have grown recurring software revenue more than 7%.”
Recent Highlights

•	Zimbra customer wins in Q2 include 103 new deployments and 220 deal expansions.

•	Extended and upgraded PenTeleData, a strategic partnership of local cable and telephone companies, to Zimbra X through 2022.

•	Expanded reseller relationship with AZTi, to incorporate Zimbra into a secure messaging collaboration service for business customers in Japan.

•	Four major multichannel video programming distributors (MVPD) now live on Cloud ID through the previously announced ETI reseller relationship.

•	Expanded margins in publisher-based advertising four-fold and the number of active publishers grew over 18% year over year.

Financial Results

Revenue: For the second quarter of 2019, total revenue was $31.8 million, in line with the Company’s financial guidance, and down from $35.9 million in the second quarter of 2018.

Software & Services revenue totaled $10.6 million in the second quarter of 2019, compared with $12.8 million in the second quarter of 2018. The second quarter of 2018 included $1.4 million in revenue from discontinued product lines and non-recurring services. Portal & Advertising revenue totaled $21.3 million in the second quarter of 2019, compared with $23.1 million in the year-ago period.

Net Income: For the second quarter of 2019, GAAP net loss narrowed to $2.5 million, or $(0.06) per share, from a net loss of $2.6 million, or $(0.07) per share, in the second quarter of 2018. Adjusted net loss was $2.2 million, or $(0.05) per share, compared with an adjusted net loss of $2.3 million, or $(0.06) per share, in the second quarter of 2018. Adjusted net loss excludes restructuring charges and certain legal and professional fees.

Adjusted EBITDA: In the second quarter of 2019, adjusted EBITDA increased 37% to $1.6 million from $1.2 million for the second quarter of 2018. Adjusted EBITDA excludes stock-based compensation, other income and expense, restructuring charges and certain legal and professional fees.

On a segment basis, adjusted EBITDA margin was 26.4% for Software & Services and 11.9% for Portal & Advertising.

Cash: The Company ended the second quarter of 2019 with $13.4 million in cash and cash equivalents, compared with $13.5 million at the end of the first quarter of 2019.

Guidance

Based on information available as of August 7, 2019, the Company is providing guidance for the third quarter and updating full-year 2019 guidance to account for a range of outcomes regarding the wind-down of ATT.net from as early as late Q3 2019 to the end of the year. Negotiations are still in progress.

•
Q3 2019 Guidance: Revenue for the third quarter of 2019 is projected to be in the range of $28.5 million to $33.5 million. The Company expects to report a net loss of $1.6 million to $4.3 million and adjusted EBITDA of $1.8 million to $2.3 million.

•
Fiscal 2019 Guidance: Revenue for full year 2019 is expected to be in the range of $124 million to $140 million. The Company expects to report a net loss in the range of $3.6 million to $10.5 million and adjusted EBITDA in the range of $8 million to $12 million.

Conference Call Details

Synacor will host a conference call today at 5:00 p.m. ET to discuss the second-quarter 2019 financial results. The live webcast of Synacor’s earnings conference call can be accessed at http://investor.synacor.com/events.cfm. To participate, please log in approximately 10 minutes prior to the webcast. The call may be accessed toll-free via phone at (833) 235-2655, with conference ID 5694795, or callers outside the U.S. may dial (647) 689-4151. Following completion of the call, a recorded webcast replay will be available on Synacor's website. To listen to the telephone replay through August 14, 2019, call toll-free (800) 585-8367, or callers outside the U.S. may dial (416) 621-4642.

About Synacor

Synacor (Nasdaq: SYNC) is the trusted technology development, multiplatform services and revenue partner for video, internet and communications providers, device manufacturers, governments and enterprises. Synacor's mission is to enable its customers to better engage with their consumers. Its customers use Synacor's technology platforms and services to scale their businesses and extend their subscriber relationships. Synacor delivers managed portals, advertising solutions, email and collaboration platforms, and cloud-based identity management. www.synacor.com

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

For a reconciliation of adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.

We report adjusted net loss and adjusted diluted earnings per share because we believe these measures provide investors with additional information to assess our financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures. For a reconciliation of our GAAP Condensed Consolidated Statements of Operations to our adjusted non-GAAP measures, please refer to the table “Reconciliation of Adjusted Financial Measures” in this press release.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor's expected financial performance including, without limitation, its third-quarter and full-year 2019 guidance, the statements and quotations from management and Synacor's strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company's results could differ materially from the results expressed or implied by the forward-looking statements the Company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: execution of our plans and strategies, including the loss of a significant customer; the nature and terms of a wind-down and migration plan with AT&T; our ability to obtain new customers; our ability to integrate the assets and personnel from acquisitions; expectations regarding consumer taste and user adoption of applications and solutions; developments in internet browser software and search advertising technologies; general economic conditions; expectations regarding the Company's ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and digital advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims or other legal claims against Synacor; and the price volatility of our common stock.

Further information on these and other factors that could affect the Company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled "Risk Factors" in the Company's most recent Form 10-K filed with the SEC. These documents are available on the SEC Filings section of the Investor Information section of the Company's website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of August 7, 2019, and Synacor undertakes no duty to update this information.

Synacor, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$13,417	$15,921
Accounts receivable, net	21,894	25,567
Prepaid expenses and other current assets	3,871	3,779
Total current assets	39,182	45,267
Property and equipment, net	18,384	18,707
Operating lease right-of-use assets	6,333	—
Goodwill	15,947	15,941
Intangible assets	9,482	10,553
Other assets	926	995
Total assets	$90,254	$91,463

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$17,096	$19,174
Accrued expenses and other current liabilities	5,830	7,849
Current portion of deferred revenue	6,219	6,672
Current portion of long-term debt and finance leases	3,547	2,328
Current portion of operating lease liabilities	2,823	0
Total current liabilities	35,515	36,023
Long-term portion debt and finance leases	491	1,367
Deferred revenue	2,860	2,214
Long-term portion of operating lease liabilities	3,696	0
Deferred income taxes	270	231
Other long-term liabilities	278	457
Total Liabilities	43,110	40,292
Stockholders' Equity:
Common stock	399	399
Treasury stock	(1,905)	(1,899)
Additional paid-in capital	145,464	144,739
Accumulated deficit	(96,457)	(91,726)
Accumulated other comprehensive loss	(357)	(342)
Total stockholders’ equity	47,144	51,171
Total Liabilities and Stockholders' Equity	$90,254	$91,463

Synacor, Inc.
Condensed Consolidated Statements of Operations
(In thousands except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUE	$31,849	$35,923	$63,673	$68,838
COSTS AND OPERATING EXPENSES:
Cost of revenue (1)	17,152	18,506	33,658	34,041
Technology and development (1)(2)	4,577	5,819	9,123	12,188
Sales and marketing (2)	5,550	6,904	11,541	12,840
General and administrative (1)(2)	3,955	4,320	8,420	9,337
Depreciation and amortization	2,567	2,444	5,002	4,879
Total costs and operating expenses	33,801	37,993	67,744	73,285
Loss from operations	(1,952)	(2,070)	(4,071)	(4,447)
Other (expense) income - net	(207)	(133)	9	(14)
Interest Expense	(55)	(88)	(119)	(185)
Loss before income taxes	(2,214)	(2,291)	(4,181)	(4,646)
Provision for income taxes	273	293	550	313
Net loss	$(2,487)	$(2,584)	$(4,731)	$(4,959)
Net loss per share:
Basic	$(0.06)	$(0.07)	$(0.12)	$(0.13)
Diluted	$(0.06)	$(0.07)	$(0.12)	$(0.13)
Weighted average shares used to compute net loss per share:
Basic	39,056,381	38,823,056	39,047,561	38,808,690
Diluted	39,056,381	38,823,056	39,047,561	38,808,690
Notes:
(1)Exclusive of depreciation and amortization shown separately.
(2)Includes stock-based compensation as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Technology and development	$92	$134	$195	$414
Sales and marketing	111	126	226	358
General and administrative	121	277	234	551
	$324	$537	$655	$1,323

Synacor, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,731)	$(4,959)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	5,473	4,879
Capitalized software impairment	226	—
Stock-based compensation expense	655	1,090
Provision for deferred income taxes	40	(119)
Change in allowance for doubtful accounts	34	—
Changes in operating assets and liabilities:
Accounts receivable, net	3,639	9,942
Prepaid expenses and other assets	(92)	(882)
Other long-term assets	69	—
Operating lease right-of-use assets and liabilities, net	36	—
Accounts payable, accrued expenses and other liabilities	(4,030)	(10,586)
Deferred revenue	193	(1,946)
Net cash provided by (used in) operating activities	1,512	(2,581)
Cash Flows from Investing Activities:
Purchases of property and equipment	(2,444)	(3,978)
Net cash used in investing activities	(2,444)	(3,978)
Cash Flows from Financing Activities:
Repayments on long-term debt and finance leases	(1,585)	(867)
Proceeds from exercise of common stock options	40	103
Purchase of treasury stock and shares received to satisfy minimum tax withholdings	(6)	(12)
Net cash used in financing activities	(1,551)	(776)
Effect of exchange rate changes on cash and cash equivalents	(21)	(187)
Net decrease in Cash and Cash Equivalents	(2,504)	(7,522)
Cash and cash equivalents, beginning of period	15,921	22,476
Cash and cash equivalents, end of period	$13,417	$14,954

Synacor, Inc.
Segment Results
(In thousands except percentages)
(Unaudited)
Effective March 31, 2019, the Company concluded that we now have two reportable segments which were determined on the basis of the products and services provided to customers, identified as follows:
(i) Software & Services, which includes email / collaboration (Zimbra) and identity management (Cloud ID).
(ii) Portal & Advertising, which includes managed portals and advertising solutions for publishers.
The following table presents the key segment financial measures for the periods indicated. Please refer to the Reconciliation of GAAP to Non-GAAP Measures schedule for the reconciliation of Adjusted EBITDA.

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Segment Revenue:
Software & Services	$10,588	$12,826	(17.4)%	$21,746	$23,511	(7.5)%
Portal & Advertising	21,261	23,097	(7.9)%	41,927	45,327	(7.5)%
Total	$31,849	$35,923	(11.3)%	$63,673	$68,838	(7.5)%
Segment Adjusted EBITDA:
Software & Services	$2,794	$4,393	36%	$5,588	$6,890	(18.9)%
Portal & Advertising	2,534	964	163%	5,155	4,012	28.5%
Unallocated Corporate G&A Expense	(3,713)	(4,178)	11%	(7,424)	(9,112)	18.5%
Total	$1,615	$1,179	42%	$3,319	$1,790	(103.2)%
Segment Adjusted EBITDA margin*:
Software & Services	26.4%	34.3%	-790 bps	25.7%	29.3%	-360 bps
Portal & Advertising	11.9%	4.2%	770 bps	12.3%	8.9%	340 bps
Total	5.1%	3.3%	180 bps	5.2%	2.6%	260 bps

* Adjusted EBITDA as a percent of revenue
The following tables presents a disaggregation of segment revenue for the periods indicated based upon the accounting definition of revenue recognition:
(i) Recurring = revenue recognized over time
(ii) Non-recurring = revenue recognized at a point in time

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
Software & Services Revenue:
Recurring	$8,388	$8,682	(3.4)%	$16,903	$17,006	(0.6)%
Non-recurring	2,200	3,784	(41.9)%	4,483	5,683	(21.1)%
Discontinued Products**	—	360	(100.0)%	360	822	(56.2)%
Total	$10,588	$12,826	(17.4)%	$21,746	$23,511	(7.5)%
Portal & Advertising Revenue:
Recurring	$1,202	$1,964	(38.8)%	$2,708	$4,051	(33.2)%
Non-recurring	20,059	21,133	(5.1)%	39,219	41,276	(5.0)%
Total	21,261	23,097	(7.9)%	41,927	45,327	(7.5)%
Total Revenue:
Recurring	$9,590	$10,646	(9.9)%	$19,611	$21,057	(6.9)%
Non-recurring	22,259	24,917	(10.7)%	43,702	46,959	(6.9)%
Discontinued Products**	—	360	(100.0)%	360	822	(56.2)%
Total	$31,849	$35,923	(11.3)%	$63,673	$68,838	(7.5)%

** VAM video product line which was discontinued during Q1 2019.

Synacor, Inc.
Reconciliation of Adjusted Financial Measures
(In thousands except per share amounts)
(Unaudited)

	Three months ended June 30, 2019
	Per GAAP Statements	Restructuring costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$31,849			$31,849
Costs and operating expenses:				—
Cost of revenue (1)	17,152			17,152
Technology and development (1)(2)	4,577			4,577
Sales and marketing (2)	5,550			5,550
General and administrative (1)(2)	3,955		(257)	3,698
Depreciation and amortization	2,567			2,567
Total costs and operating expenses	33,801	—	(257)	33,544
Loss from operations	(1,952)	—	257	(1,695)
Other (expense) income - net	(207)			(207)
Interest Expense	(55)			(55)
Loss before income taxes	(2,214)	—	257	(1,957)
Provision for income taxes (3)	273			273
Net loss	$(2,487)	$—	$257	$(2,230)
Diluted EPS	$(0.06)	$—	$0.01	$(0.05)

	Three months ended June 30, 2018
	Per GAAP Statements	Restructuring costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$35,923			$35,923
Costs and operating expenses:				—
Cost of revenue (1)	18,506			18,506
Technology and development (1)(2)	5,819			5,819
Sales and marketing (2)	6,904			6,904
General and administrative (1)(2)	4,320	(268)		4,052
Depreciation and amortization	2,444			2,444
Total costs and operating expenses	37,993	(268)	—	37,725
Loss from operations	(2,070)	268	—	(1,802)
Other (expense) income - net	(133)			(133)
Interest Expense	(88)			(88)
Loss before income taxes	(2,291)	268	—	(2,023)
Provision for income taxes (3)	293			293
Net loss	$(2,584)	$268	$—	$(2,316)
Diluted EPS	$(0.07)	$0.01	$—	$(0.06)

	Six months ended June 30, 2019
	Per GAAP Statements	Capitalized Software Impairment	Restructuring costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$63,673				$63,673
Costs and operating expenses:					—
Cost of revenue (1)	33,658				33,658
Technology and development (1)(2)	9,123				9,123
Sales and marketing (2)	11,541				11,541
General and administrative (1)(2)	8,420	(226)		(1,036)	7,384
Depreciation and amortization	5,002				5,002
Total costs and operating expenses	67,744	(226)	—	(1,036)	66,708
Loss from operations	(4,071)		—	1,036	(3,035)
Other (expense) income - net	9				9
Interest Expense	(119)				(119)
Loss before income taxes	(4,181)	—	—	1,036	(3,145)
Provision for income taxes (3)	550				550
Net loss	$(4,731)	$—	$—	$1,036	$(3,695)
Diluted EPS	$(0.12)	$—	$—	$0.03	$(0.09)

	Six months ended June 30, 2018
	Per GAAP Statements	Capitalized Software Impairment	Restructuring costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$68,838				$68,838
Costs and operating expenses:					—
Cost of revenue (1)	34,041				34,041
Technology and development (1)(2)	12,188				12,188
Sales and marketing (2)	12,840				12,840
General and administrative (1)(2)	9,337		(268)		9,069
Depreciation and amortization	4,879				4,879
Total costs and operating expenses	73,285	—	(268)	—	73,017
Loss from operations	(4,447)		268	—	(4,179)
Other (expense) income - net	(14)				(14)
Interest Expense	(185)				(185)
Loss before income taxes	(4,646)	—	268	—	(4,378)
Provision for income taxes (3)	313				313
Net loss	$(4,959)	$—	$268	$—	$(4,691)
Diluted EPS	$(0.13)	$—	$0.01	$—	$(0.12)
Notes:

(1)	Exclusive of depreciation and amortization shown separately.

(2)	Includes stock-based compensation

(3)	No income tax effects to adjustments presented due to full valuation allowance.

Synacor’s management believes that certain non-GAAP measures of Adjusted Net Loss and Adjusted Diluted Earnings per Share provide investors with additional information to assess the Company’s financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures.

Synacor, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(In thousands)
(Unaudited)

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA:
Net loss	$(2,487)	$(2,584)	$(4,731)	$(4,959)
Provision for income taxes	273	293	550	313
Interest expense	55	88	119	185
Other expense (income), net	207	133	(9)	14
Depreciation and amortization	2,986	2,444	5,473	4,879
Capitalized software impairment	—	—	226	—
Stock-based compensation expense	324	537	655	1,090
Restructuring costs	—	268	—	268
Certain legal expenses *	257	—	523	—
Certain professional services fees**	—	—	513	—
Adjusted EBITDA	$1,615	$1,179	$3,319	$1,790

* "Certain legal expenses" include legal fees and other related expenses outside the ordinary course of business.
** "Certain professional services fees" includes fees and expenses related to merger and acquisition activities.

Synacor Guidance Reconciliation
(In millions)
(Unaudited)

	Q3-2019	FY 2019
Net Loss	$(1.6) - $(4.3)	$(3.6) - $(10.5)
Taxes, Interest & Other Income/Expense	0.3	1.2
Depreciation & Amortization	3.0	11.5
Stock-based Compensation	0.4	1.4
Restructuring	0 - 1.5	0 - 2.0
Certain Legal and Professional Fees	0.2 - 0.4	1.3 - 1.7
Capitalized Software Impairment	0 - 0.5	0.2 - 0.7
Adjusted EBITDA	$1.8 - $2.3	$8.0 - $12.0
Contacts
Investor Contact:
David Calusdian
Sharon Merrill Associates
ir@synacor.com
617-542-5300